UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Notice for Arconic Inc. Shareholders

Dear Arconic Inc. Shareholder:

The 2018 Annual Meeting of Shareholders of Arconic Inc. will be held on Wednesday, May 16, 2018, at 9:00 a.m. Eastern Time, at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. Arconic common shareholders as of March 21, 2018, the record date for the meeting, are entitled to vote.

Vote your Arconic shares in your savings plan account and play a part in the future of Arconic! As the owner of Arconic common stock held in an Arconic savings plan, you are entitled to instruct the trustee of the plan as to how to vote those shares at the 2018 Annual Meeting of Shareholders. Please carefully review the proxy materials for the 2018 Annual Meeting and follow the instructions below to cast your vote in advance of the meeting.

To make voting as easy as possible, you may vote your shares of Arconic Inc. stock directly from this e-mail or by using the other methods described below.

VIEW PROXY MATERIALS

Before submitting your vote, we encourage you to read and review the 2018 Proxy Statement and the 2017 Annual Report, which can be accessed by clicking on the links below:

Click here for the Arconic Inc. 2018 Proxy Statement

Click here for the Arconic Inc. 2017 Annual Report

If you would like to receive a paper copy of the 2018 Proxy Statement and/or the 2017 Annual Report, you may request copies at no charge to you. Please make your request before May 2, 2018 to facilitate timely delivery. You may make your request by accessing www.MaterialRequest.com or by calling 1-866-804-1409 (toll free).

VOTING INSTRUCTIONS

To vote the Arconic shares in your savings plan account, you must provide the trustee of the savings plan with your voting instructions in advance of the meeting. You cannot vote your savings plan shares in person at the 2018 Annual Meeting (although you can certainly attend); the trustee is the only one who can vote your savings plan shares. If the trustee does not receive your voting instructions, your shares generally will be voted in proportion to the way the other plan participants voted.

To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m. Eastern Time on May 14, 2018.

Admission to the Annual Meeting will be by admission ticket only. Please indicate your desire to attend the meeting when voting via the Internet or by telephone or call 1-866-804-9594 or visit www.ArconicAdmissionTicket.com and follow the instructions provided so that we may send you an admission ticket.

You may submit your vote by Internet, telephone or mail by following these instructions:

Instructions for Submitting Your Voting Instructions via the Internet

1.	Click Here to Submit Your Voting Instructions or open your browser and enter "http://www.cesvote.com". You will be directed to the Internet voting site.

2.	Enter your personal control number noted below.

Control number:

3.	Follow the instructions to submit your voting instructions. Your Internet vote must be received by 6:00 a.m. Eastern Time on May 14, 2018 to be counted in the final tabulation.

Instructions for Submitting Your Voting Instructions via Telephone

1.	Call the following toll-free number: 1-888-693-8683.

2.	Enter your personal control number noted below.

Control number:

3.	Follow the instructions to submit your voting instructions. Your telephone vote must be received by 6:00 a.m. Eastern Time on May 14, 2018 to be counted in the final tabulation.

Instructions for Submitting Your Voting Instructions via Mail

1.	Click here to request a voter instruction card to be sent to you by mail and provide your personal control number.

Control number:

2.	Your voter instruction card and a postage-paid business reply envelope will be mailed to your address on file.

3.	Complete your voter instruction card, sign and return it in the envelope provided. Your voting instructions submitted by mail must be received by 6:00 a.m. Eastern Time on May 14, 2018 to be counted in the final tabulation.